UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 5, 2015
Date of Report (Date of earliest event reported)
 ________

NewStar Financial, Inc.
(Exact name of registrant as specified in its charter)
________

Delaware (State or other jurisdiction of incorporation)	001-33211 (Commission File Number)	54-2157878 (IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 848-2500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Restatement of Executive Employment Agreement
On March 5, 2015, NewStar Financial, Inc. (the “Company”) entered into a restated employment agreement (the “Agreement”) with Daniel McCready (“McCready”), Chief Credit Officer. The Agreement is based on the form of restated employment agreement for Tier II employees (the “Tier II Agreement”).
The Agreement restates the terms of McCready’s prior employment agreement, which was entered into on March 25, 2013. The Agreement increases McCready’s base salary, provides for targeted incentive compensation, and restates the treatment of outstanding equity upon certain instances of termination. The principal terms of the Agreement are as follows.
The initial term of the Agreement is for 19 months and may be renewed for an additional period of one year automatically upon the expiration of that term. The Agreement provides that McCready’s base salary will be $350,000 per annum until March 31, 2015 and $375,000 per annum beginning April 1, 2015, which base salary may be subject to increase on an annual basis as determined by the board of directors, but will not be subject to any decrease. McCready is eligible to participate in annual incentive bonus programs as the board of directors may adopt from time to time and is eligible for equity grants periodically. The Company set McCready’s target incentive bonus for 2015 at $750,000. McCready’s target incentive bonus will be set at the beginning of each year, but shall not be set below the target incentive bonus for 2015, and if the Company does not establish a target within 30 days of the start of each new year, the target incentive bonus will be the same amount as McCready’s last-established target incentive bonus.
Consistent with the Tier II Agreement, McCready will be required to own Company stock in an aggregate then-current fair market value equal to McCready’s then-current base salary. Compliance with these stock ownership levels will be measured once per calendar year and violation of the ownership requirements are grounds for termination for cause.
The Agreement’s provisions regarding termination without cause or for good reason, termination for cause or voluntary termination by the executive officer, termination due to death or permanent disability, and retirement are consistent with the Tier II Agreement. Unlike McCready’s prior agreement, if McCready’s employment is terminated by the Company without cause or for good reason, or upon retirement, McCready will be entitled to continued vesting of all incentive equity and a period equal to the full length of the remaining option term to exercise any vested options. McCready’s prior agreement provided for accelerated vesting in such situations.
The foregoing description of the Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the terms of the Agreement, the form of which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Form of 2013 Restated Tier II Employment Agreement, dated as of October 9, 2013. Previously filed as Exhibit 10(g)(2) to the Company’s Annual Report on Form 10-K (File No. 001-33211) filed on March 4, 2015 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date:    March 9, 2015    By: /s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Form of 2013 Restated Tier II Employment Agreement, dated as of October 9, 2013. Previously filed as Exhibit 10(g)(2) to the Company’s Annual Report on Form 10-K (File No. 001-33211) filed on March 4, 2015 and incorporated herein by reference.